AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SUNESIS PHARMACEUTICALS, INC.

Daniel N. Swisher, Jr. and Daryl B. Winter, hereby certify that:

ONE: The original name of this company was Mosaic Pharmaceuticals, Inc., and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was February 10, 1998.

TWO: They are the Chief Executive Officer and the Secretary, respectively, of Sunesis Pharmaceuticals, Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this Corporation is hereby amended and restated to read as follows:

ARTICLE I

The name of the corporation is Sunesis Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is one hundred five million (105,000,000) shares, one hundred million (100,000,000) shares of which shall be Common Stock and five million (5,000,000) shares of which shall be Preferred Stock. The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share.

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized, by filing a certificate (a “Certificate of Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock; and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.   (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

(2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the date on which the Corporation is no longer subject to Section 2115 of the California Corporations Code (the “Qualifying Record Date”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders, following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article V(A), each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors (the “Voting Stock”) or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

(4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.    (1) Subject to Article IX of the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the Voting Stock.

(2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(3) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and following the Qualifying Record Date, no action shall be taken by the stockholders by written consent.

(4) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of the shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VI

A. To the maximum extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

C. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Amended and Restated Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

* * * *

FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

FIVE: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the Board of Directors and the stockholders of the Corporation. A majority of the outstanding stock entitled to vote or act by written consent and a majority of the outstanding stock of each class entitled to vote or act by written consent as a class approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the Delaware General Corporation Law and written notice of such was given by the Corporation in accordance with said Section 228.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on this 14th day of September, 2005.

By: /s/ Daniel N. Swisher, Jr.
       Daniel N. Swisher, Jr.
       President and Chief Executive Officer

By: /s/ Daryl B. Winter, Ph.D.
       Daryl B. Winter, Ph.D.
       Secretary